UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2004

DOTRONIX, INC.
(Exact Name of Registrant as Specified in its Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

0-9996	41-1387074
(Commission File Number)	(IRS Employer
Identification No.)

160 First Street S.E.
New Brighton, Minnesota 55112-7894
(Address of Principal Executive Offices) (Zip Code)

(651) 633 1742
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

        On September 27, 2004, the Registrant entered into an Amendment to the Loan Agreement dated April 7, 2004 with an outside investor.

        The original loan agreement provided that the investor extended to the Registrant a credit line of up to $450,000; the credit line was due to expire on April 7, 2005. In the amendment dated September 27, 2004, the investor agreed to increase the credit line to $1,000,000 and to extend the term of the credit line to November 1, 2005. The Registrant agreed to issue to the investor one warrant to purchase one share of the Registrant’s common stock at an exercise price of $1.50 for each $4 borrowed in excess of $450,000.

Item 2.03      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

        The information provided in Item 1.01 above is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

(a)	Financial statements: None.

(b)	Pro forma financial information: None.

(c)	Exhibits:

10.1	Amendment dated September 27, 2004 to Loan Agreement dated April 7, 2004 between Dotronix, Inc. and Terry L. Myhre

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 29, 2004

DOTRONIX, INC.

By /s/ Robert V. Kling

Robert V. Kling Chief Financial Officer